Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-266786, 333-258600 and 333-265191 on Form S-3 and Registration Statements Nos. 333-260025 and 333-266783 on Form S-8 of our report dated March 31, 2023, relating to the financial statements of Celularity Inc. appearing in this Annual Report on Form 10-K of Celularity Inc., for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Morristown, New Jersey

March 31, 2023